UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 6, 2004 Date of Report (Date of earliest event reported)

ROYAL GOLD, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-5664	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO		80202-1132
(Address of principal executive offices)		(Zip Code)

303-573-1660 (Registrant's telephone number, including area code)

Item 12.	Results of Operations and Financial Condition

The following information is furnished pursuant to Item 9 "Regulation FD Disclosure" and Item 12 "Results of Operations and Financial Condition."

On May 6, 2004, Royal Gold, Inc. reported record third quarter revenue. The information contained in the press release dated May 6, 2004, regarding the Company's third quarter results is incorporated herein by reference and is filed as Exhibit 99.1 hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

By:	/s/ Karen Gross
Name:	Karen Gross
Title:	Vice President & Corporate Secretary

Dated: May 6, 2004
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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated May 6, 2004, "Royal Gold Reports Record Third Quarter Revenues."
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Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION CONTACT:
Stanley Dempsey, Chairman & CEO Karen Gross, Vice President & Corporate Secretary (303) 573-1660

ROYAL GOLD REPORTS RECORD THIRD QUARTER REVENUE
-	Royalty Revenue of $6.0 Million
-	Free Cash Flow ( a non-GAAP financial measure) of $4.6 Million -- 77% of Revenue
-	Continued Strong Business Fundamentals

          DENVER, COLORADO. MAY 6, 2004: ROYAL GOLD, INC. (NASDAQ:RGLD; TSX:RGL) today announced record revenues and cash flow for the third quarter (January 1 - March 31) of fiscal year 2004. The Company's strong performance during the quarter largely reflects the benefits of higher gold prices on its GSR1 sliding-scale royalty at the Pipeline Mining Complex in Nevada.

          The Company reported net income of $2,950,814 or $0.14 per basic share, on royalty revenue of $6,020,841 for the three months ended March 31, 2004. Net income for the quarter compares to net income of $2,473,159, or $0.12 per basic share, on royalty revenue of $5,587,567 for third quarter of fiscal 2003. Included in the third quarter was a non-cash charge for a deferred tax expense of $938,646 or $0.05 per basic share.

          Net income for the nine-month period ended March 31, 2004 was $6,571,392 or $0.32 per basic share, on royalty revenue of $15,285,788. This compares to net income of $5,131,008, or $0.26 per share, on royalty revenue of $12,083,123 for the nine-month period ended March 31, 2003.

          Free cash flow for the third quarter was approximately $4.6 million, or 77% of revenues. For the nine-month period, free cash flow was approximately $11.1 million, or 72% of revenues. Free cash flow, a non-GAAP financial measure, is defined as operating income plus

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depreciation, depletion and amortization, and any impairment of mining assets (see Schedule A-Reconciliation).

          At March 31, 2004, the Company had a working capital surplus of approximately $46.2 million. Current assets were $49,004,777 compared to current liabilities of $2,804,990 for a current ratio of 17 to 1.

          Commenting on third quarter results, Stanley Dempsey, Chairman and CEO, said, "We are extremely pleased with our strong revenues and cash flow. These results demonstrate the effectiveness of our royalty business model and the leverage it provides at higher gold prices. We have the financial strength to fuel growth and believe it is important to remain selective in our acquisitions in order to achieve transactions that are high-quality and that will contribute to our long-term success."

ROYALTY PORTFOLIO REVIEW
Pipeline Mining Complex, Lander County, Nevada

          The Company owns two sliding-scale gross smelter return royalties ("GSR1" and "GSR2"), a fixed gross royalty ("GSR3"), and a net value royalty ("NVR1") on the Pipeline Mining Complex. The GSR1 royalty covers the current mine footprint, and the GSR2 ("Super") royalty covers any reserves that are developed on the claim block lying outside the current mine footprint. The GSR2 royalty pays out at a rate that is 80% higher than that of GSR1, at all gold prices. The GSR3 royalty is a 0.71% fixed rate for the life of the mine. The 0.39% NVR1 royalty covers production from the GAS Claims, an area of interest of approximately 4,000 acres including the South Pipeline deposit and Crossroads area, but not including the Pipeline pit. The NVR1 is calculated by deducting processing-related costs, but is not burdened by mining costs.

          The Pipeline Mining Complex is owned by the Cortez Joint Venture ("Cortez"), a joint venture between Placer Cortez Inc. (60%), a subsidiary of Placer Dome Inc., and Kennecott Explorations (Australia) Ltd. (40%), a subsidiary of Rio Tinto.

          For the third quarter of fiscal 2004, the Pipeline Mining Complex produced 259,821 ounces of gold, providing $5,459,516 of royalty revenue to Royal Gold. This compares to 326,043 ounces of gold produced, providing $4,933,825 of royalty revenue to Royal Gold, for the same quarter in fiscal 2003. For the third quarter of fiscal 2004, the average gold price was $408 per ounce and Royal Gold's GSR1 royalty rate was 4.00%, compared to an average gold price of $352 per ounce and a GSR1 royalty rate of 3.40% for the same quarter of the previous year. Current production from the Pipeline Mining Complex is subject to GSR1, GSR3, and NVR1.

Estimates received from the mine operator indicate that production from the Pipeline Mining Complex is expected to be about 892,000 ounces of gold for calendar year 2004.
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Leeville Project, Eureka County, Nevada

          Royal Gold owns a 1.8% net smelter return royalty ("NSR") covering a portion of the Leeville project ("Leeville"). Leeville is an underground mine, currently under development by Newmont Mining Corporation. Newmont has announced its intention to initiate production at Leeville in the fourth quarter of 2005. Current production on the Leeville royalty land is derived from underground operations on a portion of the Carlin East deposit. During the third quarter, the Carlin East deposit produced 25,785 ounces of gold attributable to Royal Gold's royalty interest, providing $188,119 in royalty revenue. This compares to production of 28,882 ounces of gold, providing $183,520 in royalty revenue, in the same quarter of the previous year.

Estimates received from the mine operator indicate that production from the Carlin East deposit is expected to be about 116,000 ounces of gold for calendar year 2004.
SJ Claims (Betze-Post Mine), Eureka County, Nevada

          Royal Gold owns a 0.9% NSR royalty covering a portion of the open pit at the Betze-Post mine, known as the SJ Claims. The Betze-Post mine, a part of the larger Goldstrike operation, is operated by Barrick Gold Corporation ("Barrick"). During the third quarter, the SJ Claims produced 79,505 ounces of gold attributable to Royal Gold's royalty interest, providing $292,357 in royalty revenue. This compares to production of 89,528 ounces of gold, providing $284,361 in royalty revenue, in the same quarter of the previous year.

Estimates received from the mine operator indicate that production from the SJ Claims is expected to be about 515,000 ounces of gold for calendar year 2004.
Bald Mountain, White Pine County, Nevada

          Royal Gold owns a 1.75% to 3.50% NRS sliding-scale royalty that burdens a portion of the Bald Mountain Mine, operated by Placer Dome U.S. Inc. The 1.75% NSR royalty rate does not increase until the gold price exceeds $500 per ounce. During the third quarter, the Bald Mountain mine produced 5,430 ounces of gold attributable to Royal Gold's royalty interest, providing $39,296 of royalty revenue. This compares to production of 24,289 ounces of gold, providing $149,252 of royalty revenue for the same quarter of the previous year.

Estimates received from the mine operator indicate that production from Bald Mountain is expected to be about 55,000 ounces of gold for calendar year 2004.
Martha Mine, Santa Cruz Province, Argentina

          The Company owns a 2% NSR on the Martha silver mine operated by Coeur d'Alene Mines Corporation. The Company received $41,553 in royalty revenue during the quarter. This compares to $33,000 in royalty revenues for the same quarter of the previous year.

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Estimates received from the mine operator indicate that production from the Martha mine is expected to total about 1.3 million ounces of silver for calendar year 2004.
Corporate Profile

          Royal Gold is a dividend paying, precious metals royalty company engaging in the acquisition and management of precious metals royalty interests. Royal Gold is publicly traded on the Nasdaq Market System, under the symbol "RGLD" and on the Toronto Stock Exchange, under the symbol "RGL." The Company's web page is located at www.royalgold.com.

NOTE: Management's conference call reviewing its third quarter results for fiscal 2004 will be held today, May 6, 2004, at noon Eastern (10:00 a.m. Mountain; 9:00 a.m. Pacific) time and is available by calling 800-603-2779 or 706-634-7230. The call will be simultaneously carried on the Company's web site at www.royalgold.com under the "Presentations" section. A replay of the conference call will be available on the web site approximately two hours after the call ends. Audio replays will be available about two hours after the call and until May 14, 2004, by dialing 800-642-1687 or 706-645-9291, access number 7141299.

__________________________

Cautionary "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements regarding estimated production levels for calendar year 2004 at each of our producing royalty properties and estimated commencement of production at the Leeville mine. All of this forward-looking information was provided to us by the operators of the mines. Other forward looking statements include the prospects for future acquisitions of royalty properties. Factors that could cause actual results to differ materially from projections include, among others, precious metals prices, decisions and activities of the operators of our royalty properties, unanticipated permitting or other delays in connection with commencement of production on the Leeville mine, unanticipated grade, geological, metallurgical, processing or other problems the operators of the mining properties may encounter, economic and market conditions, and our future financial needs or opportunities, as well as other factors described elsewhere in this press release and in our Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. Most of these factors are beyond the Company's ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made here. Readers are cautioned not to put undue reliance on forward-looking statements.

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Consolidated Balance Sheets (Unaudited)

ASSETS

March 31, 2004	June 30, 2003
Current assets
Cash and equivalents	$41,667,029	$33,485,543
Royalty receivables	5,120,922	3,125,437
Current deferred tax asset	1,726,122	-
Prepaid expenses and other	490,704	190,568

Total current assets	49,004,777	36,801,548

Royalty interests in mineral properties, net	41,156,015	43,559,743
Available for sale securities	742,672	457,584
Deferred tax asset	356,211	5,454,500
Other assets	161,533	85,297

Total assets	$91,421,208	$86,358,672
	==========	==========
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Consolidated Balance Sheets Continued (Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY

	March 31, 2004	June 30, 2003
Current liabilities
Accounts payable	$1,611,272	$1,126,591
Dividend payable	779,377	1,032,735
Accrued compensation	100,000	200,000
Other	314,341	146,655

Total current liabilities	2,804,990	2,505,981

Deferred tax liability	7,583,317	8,746,702
Other liabilities	93,689	113,489

Commitments and contingencies

Stockholders' equity
Common stock, $.01 par value, authorized 40,000,000 shares; and issued 21,012,583 and 20,883,914 shares, respectively	210,125	208,838

Additional paid-in capital	101,348,938	100,612,048

Accumulated other comprehensive income	260,860	64,963

Accumulated deficit	(19,783,839)	(24,796,477)
	82,036,084	76,089,372

Less treasury stock, at cost (229,224 shares)	(1,096,872)	(1,096,872)

Total stockholders' equity	80,939,212	74,992,500

Total liabilities and stockholders' equity	$91,421,208	$86,358,672
	==========	==========
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Consolidated Statements of Operations and Comprehensive Income (Unaudited)

For The Three Months Ended
	March 31, 2004	March 31, 2003

Royalty revenues	$6,020,841	$5,587,567

Costs and expenses
Costs of operations	418,900	481,983
General and administrative	834,031	476,404
Exploration and business development	150,705	326,373
Depreciation and depletion	762,288	776,036
Total costs and expenses	2,165,924	2,060,796

Operating income	3,854,917	3,526,771

Interest and other income	142,018	98,750
Interest and other expense	(5,512)	(28,601)

Income before income taxes	3,991,423	3,596,920

Current tax expense	(101,963)	(71,939)
Deferred tax expense	(938,646)	(1,051,822)

Net income	$2,950,814	$2,473,159
	==========	==========
Adjustments to comprehensive income
Unrealized change in market value of available for sale securities	91,282	(117,307)
Comprehensive income	$3,042,096	$2,355,852
	==========	==========
Basic earnings per share	$0.14	$0.12
	==========	==========
Basic weighted average shares outstanding	20,783,359	20,537,681

Diluted earnings per share	$0.14	$0.12
	==========	==========
Diluted weighted average shares outstanding	21,125,284	21,091,023
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Consolidated Statements of Operations and Comprehensive Income (Unaudited)

For The Nine Months Ended
March 31, 2004	March 31, 2003

Royalty revenues	$15,285,788	$12,083,123

Costs and expenses
Costs of operations	1,093,357	1,064,096
General and administrative	2,198,726	1,470,231
Exploration and business development	931,653	570,140
Depreciation and depletion	2,463,219	1,924,983
Total costs and expenses	6,686,955	5,029,450

Operating income	8,598,833	7,053,673

Interest and other income	331,702	290,426
Interest and other expense	(63,791)	(98,418)

Income before income taxes	8,866,744	7,245,681

Current tax expense	(192,053)	(144,914)
Deferred tax expense	(2,103,299)	(1,969,759)

Net income	$6,571,392	$5,131,008
	==========	==========
Adjustments to comprehensive income
Unrealized change in market value of available for sale securities	195,897	(140,127)
Comprehensive income	$6,767,289	$4,990,881
	==========	==========
Basic earnings per share	$0.32	$0.26
	==========	==========
Basic weighted average shares outstanding	20,752,872	19,532,262

Diluted earnings per share	$0.31	$0.26
	==========	==========
Diluted weighted average shares outstanding	21,118,405	20,048,206
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Consolidated Statements of Cash Flows (Unaudited)

For The Nine Months Ended
March 31, 2004	March 31, 2003
Cash flows from operating activities

Net income	$6,571,392	$5,131,008
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and depletion	2,463,219	1,924,983
Deferred tax expense	2,103,299	1,969,759
Realized gain on sale of available for sale securities	(22,778)	-
Put option mark to market	-	208,791
Other	5,642	6,356

(Increase) decrease in:
Royalty receivables	(1,995,485)	(1,748,897)
Prepaid expenses and other assets	(299,730)	7,643

Increase (decrease) in:
Accounts payable and accrued liabilities	504,720	611,525
Other liabilities	(19,800)	(5,879)

Total adjustments	2,739,087	2,974,281
Net cash provided by operating activities	$9,310,479	$8,105,289
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Consolidated Statements of Cash Flows Continued (Unaudited)

For The Nine Months Ended
March 31, 2004	March 31, 2003
Cash flows from investing activities
Proceeds from sale of available for sale securities	$38,642	$-
Acquisition, net of cash acquired of $853,480	-	(1,597,159)
Capital expenditures for property and equipment	(93,700)	(7,004)

Net cash used in investing activities	(55,058)	(1,604,163)

Cash flows from financing activities:
Dividends	(1,812,112)	(2,377,714)
Payments of notes payable	-	(647,649)
Proceeds from issuance of common stock	738,177	14,524,776

Net cash provided by (used in) financing activities	(1,073,935)	11,499,413

Net increase in cash and equivalents	8,181,486	18,000,539

Cash and equivalents at beginning of period	33,485,543	11,104,140

Cash and equivalents at end of period	$41,667,029	$29,104,679
	==========	==========
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SCHEDULE A - RECONCILIATION
Non-GAAP Financial Measures

The Company computes and discloses free cash flow and free cash flow as a percentage of revenues. Free cash flow is a non-GAAP financial measure. Free cash flow is defined by the Company as operating income plus depreciation, depletion and amortization, non-cash charges, and adding back any impairment of mining assets. Management believes that free cash flow and free cash flow as a percentage of revenues are useful measures of performance of our royalty portfolio. Free cash flow identifies the cash generated in a given period that will be available to fund the Company's future operations, growth opportunities, and shareholder dividends. Free cash flow, as defined, is most directly comparable to operating income in the Statements of Operations. Below is reconciliation to operating income:

For The Three Months Ended	For The Nine Months Ended
	March 31, 2003	March 31, 2002	March 31, 2003	March 31, 2002
Operating income	$3,854,917	$3,526,771	$8,598,833	$7,053,673
Depreciation and depletion	762,288	776,036	2,463,219	1,924,983
Free cash flow	$4,617,205	$4,302,807	$11,062,052	$8,978,656
	===========	===========	==========	===========

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